EXHIBIT 10.15

                              STOCK UNIT AGREEMENT
                                    UNDER THE
                SCHOLASTIC CORPORATION 2001 STOCK INCENTIVE PLAN

         This Agreement (the "Agreement") is entered into as of the ___ day of ____________, 20__, by and between Scholastic Corporation (the "Company") and
_______________ (the "Participant").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the Scholastic Corporation 2001 Stock Incentive Plan (the "Plan"), which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and

         WHEREAS,  pursuant  to  Section  3.3 of the Plan,  the  Committee  also
adopted   guidelines   for  the  grant  of  Stock  Units  under  the  Plan  (the
"Guidelines"), which constitute an Other Stock-Based Award under the Plan.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       GRANT OF STOCK UNITS.

         Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of __________ Stock Units on _____________, 20__ (the "Grant Date").

         2.       VESTING AND PAYMENT.

                  (a) Except as provided in Section 2(c) of this Agreement, 25% of the Award of Stock Units shall vest on the first anniversary of the Grant Date and an additional 25% of such Award of Stock Units shall vest on each succeeding anniversary of the Grant Date, provided that the Participant is continuously employed by the Company or any of its Affiliates (including any period during which the Participant is on leave of absence or any other break in employment in accordance with the Company's policies and procedures) on each applicable vesting date.

                  (b) Except as provided in Section 2(c) of this Agreement, a share of Common Stock shall be distributed with respect to each vested Stock Unit as soon as practicable following the applicable vesting date.

                  (c) Upon a Termination of Employment or Termination of Consultancy (as applicable) by the Participant for Good Reason, by the Company without Cause or as a result of the Participant's death, Disability or Retirement, all outstanding unvested Stock Units shall immediately vest and a share of Common Stock with respect to each Stock Unit shall be distributed as soon as practicable following such termination. Notwithstanding the foregoing, upon a Termination of Employment (other than as a result of death or Disability) of a Key Employee, distributions shall be delayed until six months after Termination of Employment.

                  (d) Except as otherwise provided in Section 2(c) of this Agreement, Stock Units that are not vested as of the date of the Participant's Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety as of the date of such termination.

         3.       WITHHOLDING.

         Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant's normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant's election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock (including shares issuable under this Agreement).

         4.       PLAN AND GUIDELINES.

         In addition to the terms and conditions set forth herein, the Stock Units are subject to and governed by the terms and conditions set forth in the Plan and the Guidelines, which are hereby incorporated by reference. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan and the Guidelines.

         5.       RESTRICTIONS ON SALE.

         Affiliates may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act.

         6.       AMENDMENT.

         To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.

         7.       NOTICES.

         Any notice given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):If to the Company, to:

                  Scholastic Corporation
                  557 Broadway
                  New York, New York 10012
                  Attention: Corporate Secretary Department

         If to the Participant, to the most recent address on file with the Company.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                          SCHOLASTIC CORPORATION


                                          By:_______________________________

                                          Title:____________________________


                                          PARTICIPANT


                                          ____________________________________